FOR IMMEDIATE RELEASE

For More Information Contact:

Guillermo Jofre, Chief Financial Officer
Gonzalo Alende Serra, Investor Relations
IMPSAT Fiber Networks, Inc.
Tel: 54.11.4363.3700 or
54.11.4363.3546
www.impsat.com
or                                                     [IMPSAT LOGO]
Joe Mileti / Robin Weinberg
Citigate Dewe Rogerson Inc.
Tel: 212.688.6840


                     IMPSAT FIBER NETWORKS ANNOUNCES RESULTS
                           FOR THE FIRST QUARTER 2000


FIRST QUARTER 2000 HIGHLIGHTS

- Net revenue for the first quarter of 2000 grew by 9.7% compared to the same quarter of 1999

-   The most significant revenue growth was in Brazil, Venezuela and United
    States

- The number of customers grew by 9.6% during the quarter, with the greatest increase in Argentina

-   IMPSAT's EBITDA Margin for the first quarter of 2000 was 11.0%

- Construction on IMPSAT's fiber optic Broadband Network is progressing according to schedule

(May 1, 2000 - Buenos Aires, Argentina) - IMPSAT Fiber Networks, Inc. ("IMPSAT" or the "Company") (NASDAQ:IMPT), a leading provider of data transmission and private telecommunications network services in Latin America with an increasing emphasis on broadband transmission, today announced its results for the first quarter 2000. All figures are in U.S. dollars.

FIRST QUARTER 2000 RESULTS

Overview

For the first quarter of 2000, IMPSAT reported net revenues of $58.8 million, an increase of $5.2 million, or 9.7%, from the same period in 1999. Growth in net revenues resulted primarily from non-satellite services and corporate Internet services. Although the economic recession experienced in several of the countries in which IMPSAT operates still has lingering effects, the Company was able to achieve aggregate growth in customers and revenue as compared to the first quarter of 1999. The Company continued to successfully expand its business in Brazil and the United States.

EBITDA for the first quarter of 2000 totaled $6.5 million, a decrease of $6.0 million compared to the same period in 1999, resulting in an EBITDA margin of 11.0%. The decline is attributable to increased leased telecommunication links costs to address higher bandwidth demand and to increases in salaries and SG&A expenses relating to the Company's growth plans. The decrease in EBITDA is in line with the Company's expectations. The Company anticipates that EBITDA and EBITDA margins will continue to be negatively impacted until the Broadband Network is fully operational.

For the three-month period ended March 31, 2000, the Company reported a net loss of $29.1 million, an increase of $8.6 million (or 41.8%) compared to the same period in 1999. In addition to the items described above, the Company's increased loss was due to the change in its depreciation policy effected during the third quarter of 1999, and the increase of net interest expense due to higher average outstanding indebtedness, which were partially offset by a gain on foreign exchange. IMPSAT's loss per share was $0.36 for the first quarter of 2000, compared to a net loss of $0.42 for the first quarter 1999.

Commenting on the results, Guillermo Jofre, the Company's Chief Financial Officer said, "We are very pleased about the development of the Company's activities during the first quarter of 2000. Our operations are proving strong and poised to capitalize on the growing demand for broadband. Our performance has met our expectations even when economies are taking longer to emerge from recession. Our progress in the deployment of the Broadband Network is on schedule and firmly positions us as the first mover in the context of the fast-growing Latin American broadband market".

Revenues

The breakdown of IMPSAT's net revenues by service lines is summarized in the following table:

                                                                                     % TOTAL
                                        1Q 1999        1Q 2000        %CHANGE        REVENUES
--------------------------------------------------------------------------------------------------
 NET REVENUES

--------------------------------------------------------------------------------------------------

 NETWORK SERVICES
--------------------------------------------------------------------------------------------------
 Terrestrial                                $7,603         $9,465          24.5%          16.1%

 Satellite                                  34,746         35,527           2.2%          60.5%

                                            42,349         44,992           6.2%          76.6%

--------------------------------------------------------------------------------------------------
 INTERNET SERVICES
--------------------------------------------------------------------------------------------------

 Corporate                                   1,723          4,274         148.1%           7.3%

 Wholesale                                   4,299          2,440         -43.2%           4.1%

                                             6,022          6,714          11.5%          11.4%
--------------------------------------------------------------------------------------------------

 OTHER SERVICES                              5,189          7,057          36.0%          12.0%
--------------------------------------------------------------------------------------------------

 TOTAL NET REVENUES                        $53,560        $58,763           9.7%         100.0%
--------------------------------------------------------------------------------------------------

                    (All figures in thousands of US dollars)

The breakdown of IMPSAT's first quarter 2000 net revenues by service lines in main locations is summarized in the following table:

------------------------------------------------------------------------------------------------------
                                                   FIRST QUARTER 2000

------------------------------------------------------------------------------------------------------

                                                                  All
                   Argentina  Colombia  Venezuela    Brazil      Other     Eliminations      Total
------------------------------------------------------------------------------------------------------

 NET REVENUES

------------------------------------------------------------------------------------------------------

 NETWORK
 SERVICES
------------------------------------------------------------------------------------------------------

 Terrestrial         $5,555    $2,910        $438       $242       $374           $(54)        $9,465

 Satellite           15,239     8,009       5,244      2,892      5,836         (1,693)        35,527

                     20,794    10,919       5,682      3,134      6,210         (1,747)        44,992
------------------------------------------------------------------------------------------------------

 INTERNET
 SERVICES
------------------------------------------------------------------------------------------------------

 Corporate            1,993       318         465        215      2,491         (1,208)         4,274

 Wholesale              418       384           7      1,169        467             (5)         2,440

                      2,411       702         472      1,384      2,958         (1,213)         6,714
------------------------------------------------------------------------------------------------------

 OTHER SERVICES       3,599     2,194         381        578      1,056           (751)         7,057
------------------------------------------------------------------------------------------------------

 TOTAL NET
 REVENUES           $26,804   $13,815      $6,535     $5,096    $10,024        $(3,711)       $58,763
------------------------------------------------------------------------------------------------------

                    (All figures in thousands of US dollars)

The Company's customer base continued to grow during the first quarter of 2000 from 1,745 to 1,913, an increase of 9.6%. Customer growth was most pronounced in Brazil, Argentina and the United States. Important new clients obtained during the first quarter of 2000 included IFX, a U.S. Internet access provider that has commenced operations in Latin America, Banque Nationale de Paris and the Buenos Aires Stock Exchange Clearing House in Argentina.

The Company's operations in Brazil recorded the highest revenue growth rate. Revenues at IMPSAT Brazil during the first quarter of 2000 totaled $5.1 million, an increase of 399.1% compared to the same period in 1999. Revenues in Argentina, the Company's largest operation, totaled $26.8 million, a 1.2% increase from the same period in 1999.

Our operations in the United States and Venezuela also showed positive results. IMPSAT USA's revenues totaled $5.7 million in the first quarter of 2000, a 37.5% increase as compared to the first quarter of 1999. This is primarily a result of increased network services and Internet backbone access services to multinational corporations with operations in Latin America. IMPSAT Venezuela's revenues totaled $6.5 million for the first three months of 2000, 28.8% higher than in the first quarter of 1999. IMPSAT Colombia's revenues reached $13.8 million during the first quarter of 2000, a 7.2% decrease from the same period in 1999, due to the contraction in that country's economy.

Operating Expenses

Operating Expenses excluding Depreciation and Amortization for the quarter totaled $52.3 million, a 27.5% increase from the same period in 1999, principally as a result of the increased costs of leased telecommunications links capacity and higher Selling General and Administrative (SG&A) and salary expenses attributable to the deployment of the Broadband Network, and the continued growth of the Company's operations in Brazil.

Operating Expenses and EBITDA performance for the first quarter are summarized in the following table:

------------------------------------------------------------------------------------------------------
                                                   FIRST QUARTER 2000

------------------------------------------------------------------------------------------------------

                                                                   All
                    Argentina  Colombia  Venezuela    Brazil      Other     Eliminations      Total
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
 OPERATING
 EXPENSES
------------------------------------------------------------------------------------------------------

 Salaries and
 Wages               $5,913    $1,897      $1,113     $2,107     $1,951               -       $12,981

 Selling
 General and
 Administrative       6,428     1,229       1,024      2,009      2,537           (196)        13,031


 Leased Links         5,007     2,141       1,200      2,212      4,347         (1,870)        13,037

 Other Direct
 Costs                6,655     3,122       1,913      1,778      1,513         (1,740)        13,241
------------------------------------------------------------------------------------------------------

 TOTAL
 OPERATING
 EXPENSES
 (EXCLUDING D&A)    $24,003    $8,389      $5,250     $8,106    $12,734        $(6,192)       $52,290
------------------------------------------------------------------------------------------------------


 EBITDA
                     $2,800    $5,427      $1,285   $(3,010)        $59           $(88)        $6,473

 EBITDA  MARGIN
                      10.4%     39.3%       19.7%     -59.1%       0.5%                         11.0%
------------------------------------------------------------------------------------------------------



Salaries and wages in the first quarter of 2000 totaled $13.0 million, an increase of $2.2 million (20.0%), compared to the same quarter of 1999. The increase in salaries and wages is related to the Company's recruitment and retention efforts implemented as part of the roll-out of operations into Brazil and the development and implementation of its Broadband Network in Argentina and Brazil, including the new strategic focus on broadband services. During the first quarter of 2000, the number of employees grew to 1,153, and an increase of 46 from the headcount at year-end 1999.

Selling, general & administrative expenses totaled $13.0 million for the first quarter of 2000, compared to $9.7 million for the same period in 1999. The increase in SG&A expenses results from the expansion strategy the Company undertook during 1999.

IMPSAT's leased telecommunication links costs in the first three months of 2000 totaled $13.0 million, an increase of 34.1% compared to the first quarter of 1999. This increase reflects the continuation in the growing trend in demand for higher bandwidth, which prompted the Company to lease additional satellite and fiber optic capacity.

Other Direct Costs for the first quarter of 2000 were $13.2 million, an increase of $2.5 million (or 23.1%) when compared to the same period of 1999. These other direct costs consist primarily of contracted maintenance and installation services, selling commissions, and the Company's provision for doubtful accounts. The provision for doubtful accounts recorded during the first quarter totaled $1.2 million. During the first quarter, Impsat recovered $2.0 million as part of the Company's agreement with IBM de Argentina S.A. in respect of litigation brought against that company for failure to pay certain amounts due from 1997.

Depreciation and Amortization

Depreciation and Amortization expense for the first quarter totaled $19.9 million, an increase of $9.0 million (or 82.6%) compared to the same period in 1999. The significant increase in depreciation and amortization expense reflects the Company's decision at the end of the third quarter of 1999 to change the depreciable life of some of the Company's customers' premises telecommunication equipment from ten years to five years in light of technological advances as well as the continued growth in the Company's infrastructure (including the Broadband Network).

Interest Expense and Other

For the three months ended March 31, 2000, net interest expense totaled $17.6 million, consisting of interest expense of $22.4 million and interest income of $4.8 million. Net interest expense for the corresponding quarterly period of 1999 was $ 14.4 million. The Company recorded a gain on foreign exchange for the first three months of 2000 of $2.6 million due to the appreciation of the Brazilian real against the U.S. dollar, as compared to a loss on foreign exchange for the first three months of 1999 of $6.2 million due to the devaluation of the real during that period.

Capital Expenditure

Capital Expenditures (CapEx) for the first quarter of 2000 totaled $85.1 million, an increase of $68.0 million (or 297.7%) from the same period of 1999. The increase in capital expenditures relates principally to the deployment of IMPSAT's Broadband Network.

OPERATING HIGHLIGHTS

Network Extension

As recently announced, at March 31, 2000 the total extension of the deployed network was 1,907 route kilometers of ducts and 2,202 route kilometers of fiber. IMPSAT had a total of 1,192 route kilometers of ducts and 1,280 route kilometers of fiber installed during the first quarter of 2000. Among the highlights of the deployment of the Broadband Network during the first three months of 2000 was the completion of 228 kilometers of ducts on the high mountain stretch across the Andes in Argentina and Chile. In addition, IMPSAT completed the construction of its long-haul network between the cities of Buenos Aires and Rosario in Argentina. The Company expects to put this section of the Broadband Network into operation by mid-year, prior to the originally planned date.

During the first quarter of 2000, IMPSAT signed agreements with Global Crossing and Movicom/BellSouth, for the provision of backhauls and capacity swaps, respectively. These agreements will allow the Company to extend the projected reach of its Broadband Network from 4,282 route kilometers of ducts and 6,312 route kilometers of fiber, to 4,562 route kilometers of ducts and 7,922 route kilometers of fiber, respectively, and to cover additional areas in the Sao Paulo/Santos and Buenos Aires areas not included in the initially planned footprint of the Broadband Network.


IMPSAT Fiber Networks, Inc. is a leading provider of Internet and private network integrated data and voice telecommunications services in Latin America. IMPSAT is building an extensive pan-Latin American high capacity Broadband network using advanced technologies, including IP/ATM switching, DWDM, and non-zero dispersion fiber optics. IMPSAT provides services to more than 1,900 national and multinational companies, government entities and wholesale services to carriers, ISPs and other service providers throughout the region. The Company currently has operations in Argentina, Colombia, Venezuela, Ecuador, Mexico, Brazil, the United States, Chile and Peru.

--------------------------------------------------------------------------------

Statements made in this press release that state IMPSAT's intentions, beliefs, expectations, or predictions for the future are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the company's filings with the U.S. Securities and Exchange Commission (SEC). Copies of these filings may be obtained by contacting IMPSAT or the SEC.

                               (Tables to Follow)

IMPSAT FIBER NETWORKS
UNAUDITED CONSOLIDATED BALANCE SHEET DATA (IN THOUSANDS OF US DOLLARS)
----------------------------------------------------------------------

                                                            ----------------------------------
                                                                 December 31,    March 31,
                                                                    1999            2000
                                                            ----------------------------------
  Cash and cash equivalents                                           $97,507        $557,545
  Accounts Receivable-net                                              52,176          52,878
  Other receivables                                                    27,640          30,516
  Prepaid expenses                                                      1,703           2,891
                                                            ----------------------------------
  Total Current assets                                                179,026         643,830
                                                            ----------------------------------
  Broadband Network, Net                                               71,868         126,501
  Property, Plant and Equipment, Net                                  310,330         321,963
  Non Current assets:
  Intangible assets                                                       442          87,350
  Investments                                                         235,925         141,914
  Deferred financing costs, net                                         8,985          14,452
  Other non-current assets                                             21,756          21,396
  Total non-current assets                                            267,108         265,112
  TOTAL ASSETS                                                        828,332       1,357,406
  CURRENT LIABILITIES
  Accounts payable-trade                                               53,678          60,313
  Short-term debt                                                      15,670          17,920
  Current portion of long-term debt                                    23,007          24,061
  Accrued and other liabilities                                        29,506          35,109
  Deferred income taxes, net                                           51,870          15,682
  Customer advances on Broadband network project                       23,200          42,125
  TOTAL CURRENT LIABILITIES                                           196,931         195,210
  Broadband vendor financing                                           59,961          94,652
  Long term debt, net                                                 385,673         683,553
  Other long term- liabilities                                         16,406          16,059
  Minority interest                                                     4,985               -
  Redeemable Preferred Stock                                          149,035               -
  Common Stock                                                            716             914
  Amount paid in excess of carrying value of
  assets acquired from related party                                  (4,827)         (4,685)
  Additional paid in capital                                          221,013         541,710
  Accumulated deficit                                               (202,934)       (232,001)
  Treasury stock                                                    (125,000)               -
  Deferred stock-based compensation                                         -         (5,438)
  Other comprehensive (loss) income                                   126,373          67,432
  TOTAL STOCKHOLDERS' EQUITY                                           15,341         367,932
  TOTAL                                                               828,332       1,357,406
----------------------------------------------------------------------------------------------

IMPSAT FIBER NETWORKS
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS  (IN THOUSANDS OF US DOLLARS)

------------------------------------------------------------------------------------------------
                                                1Q  1999      1Q 2000      % Change     % Net
                                                                                      Revenues
------------------------------------------------------------------------------------------------

NET REVENUES                                      $53,560      $58,763        9.7%       100.0%
                                            ----------------------------------------------------

OPERATING EXPENSES

  Salaries & Wages                                 10,815       12,981       20.0%       -22.1%

  Selling, General & Administrative                 9,729       13,031       33.9%       -22.2%

  Leased Links                                      9,717       13,037       34.2%       -22.2%

  Depreciation & Amortization                      10,915       19,936       82.6%       -33.9%

  Other Direct Costs                               10,759       13,241       23.1%       -22.5%
------------------------------------------------------------------------------------------------

                  TOTAL OPERATING EXPENSES         51,935       72,226       39.1%      -122.9%
                                            ----------------------------------------------------

EBITDA                                             12,540        6,473      -48.4%        11.0%
                                            ----------------------------------------------------

Operating Profit (loss)                             1,625     (13,463)         N/D       -22.9%
  Interest income                                   1,021        4,767      366.9%         8.1%
  Interest expense                               (15,381)     (22,381)       45.5%       -38.1%
  Interest expense-net                           (14,360)     (17,614)       22.7%       -30.0%

  Net Foreign Exchange (loss) Income              (6,212)        2,565         N/D         4.4%

  Other (loss) income                               (481)          178         N/D         0.3%
------------------------------------------------------------------------------------------------

LOSS BEFORE TAXES                                (19,428)     (28,334)       45.8%       -48.2%

  Taxes                                             2,143          660      -69.2%         1.1%

(INCOME) LOSS ATTRIBUTABLE TO MINORITY
INTEREST                                              164            -       -100%         0.0%
------------------------------------------------------------------------------------------------

DIVIDENDS ON REDEEMABLE PREFERRED STOCK           (3,375)      (1,393)      -58.7%        -2.4%
------------------------------------------------------------------------------------------------

NET LOSS ATTRIBUTABLE TO COMMON
SHAREHOLDERS                                    $(20,496)    $(29,067)       41.8%       -49.5%
--------------------------------------------====================================================

LOSS PER SHARE (IN US$) *                          (0.42)       (0.36)

*Calculated on the basis of a weighted average number of shares outstanding of 48,725,000 for 1Q99 and 80,591,000 for 1Q00.